Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134815 on Form S-3 and in Registration Statement No. 333-134207 on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of CommScope, Inc. of North Carolina Employees Retirement Savings Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 21, 2006

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